EXHIBIT 9(f)

FORM OF
AMENDMENT TO TRANSFER AGENCY AND REGISTRAR AGREEMENT


	THIS AMENDMENT dated as of _________, 1997 (the "Amendment") is made to the Transfer Agency and Registrar Agreement, dated as of the 19th day of June, 1995 (the "Agreement") between THE MUNDER FUNDS, INC. (the "Company") and FIRST DATA INVESTOR SERVICES
GROUP, INC. ("FDISG") (then known as The Shareholder Services
Group, Inc.).

	The Company and FDISG agree that the Agreement shall, as of the date first written above, be amended as follows:

1.	Schedule A, "Fee Schedule," of the Agreement shall be
deleted in its entirety and the Schedule A attached hereto shall be substituted in its place:


2.	Exhibit 1 to the Agreement shall be deleted in its entirety
and Exhibit 1 attached hereto shall be substituted in its place.

	In all other respects, the Agreement shall remain in full force and effect.

	IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first written above.


THE MUNDER FUNDS INC.


By:  _____________________________
Title:_____________________________

FIRST DATA INVESTOR SERVICES GROUP, INC.


By:  _____________________________
Title:_____________________________



TRANSFER AGENT FEES

All Funds except the Munder All-Season Conservative Fund, Munder
All-Season Aggressive Fund and Munder All-Season Moderate Fund

1)	Asset
Based Charge:
Based on the total net assets
of the companies (as defined
below*)

First $2.8 billion of net
assets @ 2.0 basis points
Next $2.2 billion of aggregate
net assets @ 1.5 basis points
Over $5 billion of aggregate
net assets @ 1.0 basis points


	Other
Fees:

IRA accounts will be charged
$10.00 per annum
NSCC Transaction Charge is $.15
per financial transaction


2)	System
Development:

Client defined system
enhancements will be agreed
upon by Transfer Agent and
Munder Capital and billed at a
rate of $100.00 per hour



* Companies shall include The Munder Funds Trust, The Munder Funds, Inc. (other than the Munder All-Season Conservative Fund, Munder All-Season Aggressive Fund and Munder All-Season Moderate
Fund) and the Liquidity Plus Money Market Fund of St. Clair Funds,
Inc.

Munder All-Season Conservative Fund, Munder All-Season
Aggressive Fund and Munder All-Season Moderate Fund

	$36,000 per Fund, assuming no more than three classes of shares per Fund for a total annual fee of $108,000.




Exhibit 1

LIST OF PORTFOLIOS
dated ___________, 1997

Munder Multi-Season Growth Fund
Munder Real Estate Equity Investment Fund
Munder Mid-Cap Growth Fund
Munder Value Fund
Munder Money Market Fund
NetNet Fund
Munder International Bond Fund
Munder Small Cap Value Fund
Munder Equity Selection Fund
Munder Micro-Cap Equity Fund
Munder Short Term Treasury Fund
Munder All-Season Conservative Fund
Munder All-Season Aggressive Fund
Munder All-Season Moderate Fund




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